Exhibit 10.1

WAIVER AND AMENDMENT NO. 13

TO THIRD AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT NO. 13 (this “Agreement”) is entered into as of August 14, 2008, by and among SPAR MARKETING FORCE, INC. (“SMF”), SPAR, INC. (“SPAR”), SPAR/BURGOYNE RETAIL SERVICES, INC (“SBRS”), SPAR GROUP, INC. (“SGI”), SPAR INCENTIVE MARKETING, INC. (“SIM”), SPAR TRADEMARKS, INC. (“STM”), SPAR MARKETING, INC. (DE) (“SMIDE”), SPAR MARKETING, INC. (NV) (“SMINV”), SPAR ACQUISITION, INC. (“SAI”), SPAR TECHNOLOGY GROUP, INC. (“STG”), SPAR/PIA RETAIL SERVICES, INC. (“Pia Retail”), RETAIL RESOURCES, INC. (“Retail”), PIVOTAL FIELD SERVICES, INC. (“Pivotal Field”), PIA MERCHANDISING CO., INC. (“PIA”), PACIFIC INDOOR DISPLAY CO. (“Pacific”), PIVOTAL SALES COMPANY (“Pivotal”), SPAR ALL STORE MARKETING SERVICES, INC., (“SAS”) and SPAR BERT FIFE, INC. (“SBFI”) (each a “Borrower” and collectively “Borrowers”) and WEBSTER BUSINESS CREDIT CORPORATION (formerly known as Whitehall Business Credit Corporation) (“Lender”).

BACKGROUND

The Borrowers and Lender are parties to that certain Third Amended and Restated Revolving Credit and Security Agreement dated January 24, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender provides the Borrowers with certain financial accommodations.

The Borrowers have violated certain covenants and have requested Lender waive the resulting Events of Default and Lender is willing to do so in connection with making certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.

2.         Waiver. Subject to the satisfaction of Section 4 below, Lender hereby waives the Event of Default that have occurred and are continuing as a result Borrowers’ non-compliance with Section 12(r) with respect to the fiscal month ending April 30, 2008 due to Borrowers’ failure to maintain the requisite minimum EBITDA for the period then ended. Notwithstanding the foregoing, the waiver of the Event of Default set forth above does not establish a course of conduct between Borrowers and Lender and Borrowers hereby agree that Lender is not obligated to waive any future Events of Default under the Loan Agreement.

3.         Amendments. Subject to the satisfaction of Section 5 below, the Loan Agreement is hereby amended as follows:

(a)       The definition of “EBITDA” appearing in Section 1(A) of the Loan Agreement is hereby amended by inserting the following text at the end thereof:

“Solely for purposes of calculating EBITDA for purposes of Section 12(r) of this Agreement for the ten (10) calendar months ending July 31, 2008 and the eleven (11) calendar months ending August 31, 2008, EBITDA shall be reduced by the amount of all capital contributions and/or loans made by any Borrower to any Unrestricted Subsidiary during such periods. In addition, notwithstanding anything to the contrary contained in this definition, for purposes of this definition, Borrowers shall be permitted to add back to EBITDA for any period including the calendar month ended June 30, 2008, 50% of Borrowers’ accrued litigation expenses, not to exceed $233,000 in the aggregate.”

(b)       Section 12(p) of the Loan Agreement is hereby amended in its entirety to provide as follows:

“(p)     it shall cause to be maintained as at the last day of each fiscal month set forth below for the twelve month period then ended a Fixed Charge Coverage Ratio of not less than the ratio set forth below:

Fiscal Quarter Ended	Fixed Charge Coverage Ratio
June 30, 2008	No Test
September 30, 2008	1.00 to 1.0
October 31, 2008	1.00 to 1.0
November 30, 2008	1.00 to 1.0
December 31, 2008 and the last day of each fiscal month ending thereafter	1.00 to 1.0

(c)       Section 12(q) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(q)     it will not make capital expenditures, (including, without limitation, expenditures for software and assets acquired through capitalized lease transaction) in any fiscal year in an aggregate amount in excess of $800,000 for the fiscal year ending December 31, 2008.”

(d)       Section 12(r) of the Loan Agreement is hereby amended in its entirety to provide as follows:

“(r)      the Borrowers shall maintain EBITDA for the test period ending on the last day of each month set forth below in an amount not less than the amount set forth below:

Test Period Ended	EBITDA
3 months ended December 31, 2007	$1,058,000
4 months ending January 31, 2008	$750,000
5 months ending February 29, 2008	$628,000
6 months ending March 31, 2008	$941,000
7 months ending April 30, 2008	No Test
8 months ending May 31, 2008	$1,168,000
9 months ending June 30, 2008	$1,187,000
10 months ending July 31, 2008	$1,285,000
11 months ending August 31, 2008	$1,323,000

4.         Conditions of Effectiveness. This Agreement shall become effective as of the date hereof, provided that the following conditions shall have been satisfied: (i) Lender shall have received four (4) copies of this Agreement executed by the Borrowers and the Guarantor (“Guarantor”) listed on the signature page hereto, and (ii) payment of an amendment fee in the sum of $25,000 which fee shall be charged by Lender to Borrowers’ loan account as a Revolving Advance.

5.         Representations, Warranties and Covenants. Each of the Borrowers hereby represents, warrants and covenants as follows:

(a)       This Agreement and the Loan Agreement constitute legal, valid and binding obligations of each of the Borrowers and are enforceable against each of the Borrowers in accordance with their respective terms.

(b)       Upon the effectiveness of this Agreement, each of the Borrowers hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

(c)       No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

6.	Effect on the Loan Agreement.

(a)       Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(b)       Except as set forth in Section 2 hereof, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.         Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

8.         Cost and Expenses. Borrowers and Guarantors each hereby agree to pay the Lender, on demand, all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.

9.         Release. Borrowers and Guarantor hereby release, remise, acquit and forever discharge Lender, Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Ancillary Agreements (all of the foregoing hereinafter called the “Released Matters”). Borrowers and Guarantor acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

10.       Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11.       Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

SPAR MARKETING FORCE, INC.

SPAR, INC.

SPAR/BURGOYNE RETAIL SERVICES, INC.

SPAR GROUP, INC.

SPAR INCENTIVE MARKETING, INC.

SPAR TRADEMARKS, INC.

SPAR MARKETING, INC. (DE)

SPAR MARKETING, INC. (NV)

SPAR ACQUISITION, INC.

SPAR TECHNOLOGY GROUP, INC.

SPAR/PIA RETAIL SERVICES, INC.

RETAIL RESOURCES, INC.

PIVOTAL FIELD SERVICES, INC.

PIA MERCHANDISING CO., INC.

PACIFIC INDOOR DISPLAY CO.

PIVOTAL SALES COMPANY

SPAR ALL STORE MARKETING SERVICES, INC.

SPAR BERT FIFE, INC.

By:       /s/ James R. Segreto

Name:  James R. Segreto
Title:    Chief Financial Officer
             of each of the foregoing entities

WEBSTER BUSINESS CREDIT CORPORATION

By:       /s/ Daniel Dupre
Name:  Daniel Dupre
Title:    Vice President

CONSENTED AND AGREED TO BY:

PIA Merchandising Limited, Guarantor

By:   /s/ James R. Segreto

Name:  James R. Segreto

Its:       Chief Financial Officer

/s/ William Bartels

William Bartels, Guarantor

/s/ Robert Brown

Robert Brown, Guarantor